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                                                                    EXHIBIT 10.1

                                 LOAN AGREEMENT

                               PalWeb Corporation
                            1607 West Commerce Street
                               Dallas, Texas 75208
                                 (214) 698-8330


December 1, 1999


Mr. Ralph Curton, Jr.
P.O. Box 7027
Dallas, Texas 75209

Dear Mr. Curton:

         The undersigned, PalWeb Corporation (the "Company"), a publicly held and traded Delaware corporation, agrees with you as follows:

         SECTION 1.        DESCRIPTION OF THE NOTE AND COMMITMENT.

         1.1 DESCRIPTION OF THE NOTE. The Company agrees to issue to you (or your nominee) a line of credit Convertible Debenture (the "Note") in the aggregate principal amount of $500,000.00, with the Note to be dated as of the date of issue, to bear interest from such date at the rate specified hereinbelow. The Company shall use proceeds of the Loan represented by the Note to pay the Company's general operating expenses and overhead. The Note shall be substantially in the same form and substance as the note attached hereto as Exhibit "A" and incorporated herein by reference for all purposes.

         Interest on the Note shall be computed on the basis of a 365 day year consisting of twelve months at the rate of eight and one-half percent (8.5%) per annum.

         The term Note, as used herein, shall include the Note delivered to you pursuant to this Agreement. You are hereinafter sometimes referred to as the "Noteholder".

         1.2 (a) COMMITMENT; CLOSING DATE. Subject to the terms and conditions hereof, and the basis of the representations and warranties hereinafter set forth, you agree to loan the Company up to $500,000.00, on a revolving line of credit basis, with draws on the loan to be in the maximum amount of $100,000.00 in any calendar month. The initial amount to be funded shall be $25,000.00. Simultaneously with the funding by you of said initial $25,000.00, the Company agrees to execute a Promissory Note, payable to you, in the form of the note attached hereto as Exhibit "A".

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         Requests for funding under the terms of the of the Note shall be made to you at your offices and payment therefor by you shall be in Federal or other current or immediately available funds at Security National Bank and Trust Company, Norman, Oklahoma, in the amount or the amounts requested by the Company, subject, however, to the maximum monthly draw of $100,000.00, as set forth above.

         (b) SUBSEQUENT DRAWS AFTER INITIAL LOAN AMOUNT. Following the funding of the initial $25,000.00 which shall be funded within three (3) days of written request, the Company shall have the right to increase its indebtedness over and above the Initial Loan Amount by up to an additional $475,000.00 as provided in
Section 1.2(a) above by giving you five (5) business days prior written notices, subject, however, to the previously stated maximum monthly draw of $100,000.00.

         1.3 OTHER AGREEMENTS. The Company may, at its sole discretion, enter into similar or different note agreements with other lenders.

         SECTION 2.        REPRESENTATIONS.

         2.1 REPRESENTATIONS OF THE COMPANY. The Company represents and warrants that, to the best of its knowledge, all representations that have been made to you in writing are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth.

         2.2 REPRESENTATIONS OF NOTEHOLDER. In entering into this Agreement, you acknowledge, represent, warrant, and agree with the Company, as follows:

         (a) No consent, approval, authorization, or order of any court or governmental agency or body is required for, and no statutory waiting period is required to expire before the execution and delivery by you of this Agreement or the consummation by you of the transactions contemplated hereunder other than those which have been obtained or will be obtained prior to or at the purchase of the Note.

         (b) The purchase of the Note by you hereunder and the performance of this Agreement will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, or any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which you are a party or by which you are bound, the certificate or articles of incorporation or bylaws of the undersigned if the undersigned is a corporation, the partnership agreement of the undersigned if the undersigned is a partnership, the trust instrument of the undersigned if the undersigned is a trust, the will and letters testamentary of the undersigned if the undersigned is an estate, or any order, rule, or regulation of any court or governmental agency or body having jurisdiction over the undersigned or the property of the undersigned.

         (c) You are acquiring the Note for your own account as a principal, for investment purposes only, and not with a view to or for resale, distribution, or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Note.

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         (d)      You acknowledge that the offering and sale of the Note is
intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), and under the securities or Blue Sky laws of the states in which the Note will be offered. You represent and warrant to, and agree with, the Company that you have the financial ability to bear the economic risk of your investment, have adequate means for providing for your current and contemplated financial needs, personal or other contingencies, and have no need for liquidity with respect to an investment in the Note.

         (e) You have complete knowledge of the Company's business and intended use of the proceeds from the sale of the Note (which shall include, but not be limited to, the following purposes: (i) operating capital for the Company; and (ii) any other purpose approved by a majority vote of the Board of Directors of the Company), and you have experience in financial and business matters such that you are capable of evaluating the merits and risks of your investment in the Note.

         (f) You meet all suitability standards imposed by the State of Texas in connection with the purchase of promissory notes.

         (g)      That you:

                  (i) have been furnished with information and documents that you have requested, and have carefully examined such information and documents and have evaluated the risks and other considerations relating to a purchase of the Note;

                  (ii) have been given the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the purchase and sale of the Note to which this Agreement relates, and other matters pertaining to this investment, and have been given the opportunity to obtain such additional information necessary to verify the accuracy of the information disseminated by the Company in order for you to evaluate the merits and risks of a purchase of the Note to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and

                  (iii) have determined that the Note is a suitable investment and that at this time you have no need for liquidity of this investment and could bear the complete loss thereof.

         (h) You represent, warrant, and agree that you will not sell or otherwise transfer the Note or any portion thereof without notifying the Company in writing, and fully understand and agree that you must bear the economic risk of this purchase for an indefinite period of time because, among other reasons, the Note has not been registered under the Act or under the securities or Blue Sky laws of any state, and, therefore, cannot be resold, pledged, assigned, or otherwise disposed of unless applicable securities laws of such states or an exemption from such registration is available. You understand that the Company is under no obligation to register the Note on your behalf or to assist you in complying with any exemption from

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registration under the securities laws. You also understand that sales or transfers of the Note are further restricted by the provisions of state securities or Blue Sky laws.

         (i) No representations or warranties have been made to you by the Company or any officer, employee, agent, or subsidiary of the Company, other than the representations and warranties of the Company in this Agreement.

         (j) Any information that the undersigned has heretofore furnished to the Company is true, correct, and complete as of the date of this Agreement, and if there should be any change in such information at or prior to the closing date hereunder, you will immediately furnish such revised or corrected information to the Company.

         You comprehend, acknowledge, represent, agree, and are aware of each of the following:

         (a) The Company is a developmental stage company, as defined under generally accepted auditing standards, and has not realized a profit from operations for several years. The Company does not currently have sufficient net operating income to either make the interest payments or retire the principal debt represented by the Note.

         (b) No federal or state agency has passed upon the Note as securities or made any finding or determination as to the fairness of this loan as a potential investment.

         (c) There are substantial risks of loss of investment incident to the purchase of Note, and that no person or entity shall be personally liable or responsible for the repayment of any interest or principal payments related to the Note.

         (d) The investment in the Note is an illiquid investment and you must bear the economic risk of investment for an indefinite period of time.

         (e) There is no established market for the Note and there can be no assurance that a public market for the Note will develop.

         (f) This Agreement contains restrictions on transferability of the Note. The Note cannot be transferred without the Company, in its sole discretion, being assured that such transfer complies with federal securities laws, and the Company may request an opinion of counsel to that effect.

         You hereby represent and warrant that you are, or the entity for which you are executing this Agreement is, an "accredited investor". An accredited investor is defined as:

         (1) a natural person, over the age of 21 and legally competent, whose net worth, individually or jointly with his or her spouse exceeds $1,000,000.00 (inclusive of the value of home, home furnishings, and automobiles); or

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         (2)      a natural person, over the age of 21 and legally competent, whose individual annual adjusted gross income (as defined herein) exceeded $200,000.00 or whose joint annual adjusted gross income (as defined herein) with his or her spouse exceeded $300,000.00, in the last two (2) prior years and who reasonably expects that his or her individual personal income will exceed $200,000.00, or his or her joint income with his or her spouse will exceed S300,000.00, in the current year; "individual annual adjusted gross income" means an individual's "adjusted gross income" as reported for federal income tax purposes, less any income increased by the following amounts (but not including any amounts attributable to a spouse or the property owned by a spouse): (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) any deduction allowed for amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) for applicable taxable years, any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986 (the "Code"); and "joint annual adjusted gross income" means (x) in the ease of a husband and wife filing a joint federal income tax return, the "adjusted gross income" reported for federal income tax purposes on such return, increased by the amounts described in clauses (i) through (vi) above; and (y) in the case of a husband and wife not filing a joint federal income tax return, the sum of the husband's and the wife's individual annual adjusted gross income as defined above; or

         (3)      an executive officer of the Company;

         (4) an entity (i.e., a corporation, partnership, trust, or estate) each of the equity owners of which meets the requirements of categories (1),
(2), or (3) above or categories (5) and (6) below;

         (5) a trust, with total assets in excess of $5,000,000.00 not formed for the specific purpose of acquiring Securities, whose purchase is directed by a natural person or entity that has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of acquiring Securities; or

         (6) (i) a bank as defined in Section 3(a) (2) of the Act, or a savings and loan association or other institution as defined in Section 3(a) (5)
(A) of the Act, whether acting in its individual or fiduciary capacity; (ii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iii) an insurance company as defined in Section 2(13) of the Act; (iv) an investment company registered under the Investment Company Act of 1940; (v) a business development company as defined in Section (2) (a) (48) of the Investment Company Act of 1940; (vi) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; (vii) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of$5,000,000.00; (viii) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, and either (x) the employee benefit plan has total assets in excess of $5,000,000.00; (y) the investment decision is made by a plan

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fiduciary, as defined in Section 3(21) of such act, that is either a bank, savings and loan association, insurance company, or registered investment adviser, or (z) if the plan is a self directed plan, solely by persons that are "accredited investors" under Rule 501 of the Act; (ix) a private business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940; or (x) an organization described in Section 501 (c) (3) of the Code, with total assets in excess of$5,000,000.00.

         SECTION 3.        CLOSING CONDITIONS.

         Your obligation to loan the funds represented by the Note on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Note and to the following further conditions precedent:

         3.1 COMPANY EXISTENCE AND AUTHORITY. On or prior to the effective date of this Note Agreement, you shall have received, in form and substance reasonably satisfactory to you, such documents and evidence with respect to the Company as you may reasonably request in order to establish its existence and good standing.

         3.2 SATISFACTORY DOCUMENTS. The Note and other documents made and executed in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof shall be in satisfactory form and substance to you, and you shall have received upon request a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

         3.3 WAIVER OF CONDITIONS. If the conditions specified herein have not been fulfilled by the Company, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this Section 3.3 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

         4.       COMPANY COVENANTS.

         4.1 EXISTENCE. The Company will preserve and keep in force and effect its legal existence and all licenses and permits necessary, in all material respects, to the proper conduct of its business.

         4.2 INSURANCE. The Company and/or the operator of the Well will maintain insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for companies of established reputation engaged in the same or similar businesses, provided that the foregoing shall not prevent any transaction permitted by Section 4.5.

         4.3 MAINTENANCE. The Company will maintain, preserve and keep its assets which are used or useful in the conduct of its business, in good repair and working order and

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from time to time will make all necessary repairs, replacements, renewals, and additions so that at all times the efficiency thereof shall be maintained.

         4.4 NATURE OF BUSINESS. The Company will not engage in any business if, as a result, the general nature of the Company's business, taken on a consolidated basis, would then be substantially changed from the general nature of the business engaged in by the Company on the date of this Agreement, without first obtaining written consent from you, which consent shall not be unreasonably withheld.

         4.5 MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. The Company will not (i) consolidate with or be a party to a merger with any other company or
(ii) sell, lease, or otherwise dispose of all or any substantial part of the assets of the Company, provided, however, that the Company may consolidate or merge with any other Company if the Company shall be the surviving or continuing entity, or if the Company is not the surviving or continuing entity, the surviving or continuing entity shall expressly assume in writing the obligations of the Company under this Agreement and under the Note

         4.6 INVESTMENTS. The Company will not make any investments in or loans, advances, or extensions of credit to any person, except:

         (a) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, maturing within one (1) year from the date of acquisition thereof, (ii) banker's acceptances, commercial paper and deposits of United States Dollars maturing within one (1) year from the date of acquisition thereof issued by commercial banks chartered under the laws of the United States of America or any state thereof, each such bank having a deposit rating of A-1 or better by Moody's Investors Service and maintaining policies with the Federal Deposit Insurance Corporation (FDIC);

         (b) loans or advances to any officers, managers, members and employees not exceeding in the aggregate at any one time, fifty thousand dollars ($50,000 00);

         (c) receivables arising from the sale of goods in the ordinary course of business of the Company.

         4.7 GUARANTIES. The Company will not become or be liable in respect to any guaranty except guaranties of the Company which are incurred in the ordinary course of business.

         4.8 REPORTS AND RIGHTS OF INSPECTION. The Company will keep proper books and records in accordance with generally accepted accounting principles consistently applied (except for changes disclosed in the financial statements furnished to you by the Company and concurred in by the Company's independent public accountants, and will furnish you so long as you are a holder of the Note, and to each other holder of the Note, a copy of the Company's Annual Financial Statements

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         5.       EVENTS OF DEFAULT AND REMEDIES THEREFOR.

         5.1 EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" as the term is used herein.

         (a) Default shall occur in the payment of interest or principal on any Note when the same shall have become due and such default is not remedied within thirty (30) days after written notice thereof to the Company; or

         (b) Default shall occur in the observance or performance of any covenant or agreement contained in this Agreement which is not remedied within thirty (30) days after written notice thereof to the Company; or

         (c) The Company becomes insolvent or bankrupt, applies for or consents to the appointment of a custodian or receiver for the Company under Federal bankruptcy law; or

         (d) A custodian, trustee, liquidator, or receiver is appointed for the Company and is not discharged within 90 days after such appointment.

         5.2 ACCELERATION OF MATURITY. When any Event of Default described in Section 5.1 above has occurred and is continuing for a period of thirty (30) days, you may, by giving notice in writing to the Company sent by registered mail, certified mail - return receipt requested, or telegram (the "Notice of Acceleration"), declare the entire principal and accrued interest on the Note, to be, and it shall thereupon become, forthwith due and payable. The Company further agrees, to the extent permitted by law, to pay to you all costs and expenses incurred by you in collection of the Note upon any Default hereunder or thereon, including reasonable compensation to your attorneys for their services rendered therewith. You may rescind and annul such declaration of acceleration, and no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

         SECTION 6.        AMENDMENTS, WAIVERS, AND CONSENTS.

         6.1 CONSENT REQUIRED. Any term, covenant, agreement, or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder and party to this Agreement.

         6.2 EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall be binding upon the holder and each and any future holder of the Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereto.

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         7.       INTERPRETATION OF AGREEMENT; DEFINITIONS.

         Unless the context otherwise requires, the terms hereinafter set forth when used shall have the following meanings and the following definitions shall be equally applicable to the both the singular and plural forms of any of the terms herein defined:

         "Affiliate" shall mean any Person (i) which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10% or more of any class of the Voting Membership Interests of the Company. The term "control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Interest or Stock, by contract or otherwise.

         "Person" shall mean an individual, partnership, corporation, trust, or unincorporated organization, and a government agency or political subdivision thereof.

         8.       MISCELLANEOUS.

         8.1 NOTICES. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered three (3) days after being deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, postage prepaid, addressed to the parties at the respective addresses set forth below or at such other addresses as may have been theretofore specified by written notice delivered in accordance herewith:

                      If to the Company:          PalWeb Corporation
                                                  1607 West Commerce Street
                                                  Dallas, Texas 75208

                      If to you:                  Ralph Curton, Jr.
                                                  P.O. Box 7027
                                                  Dallas, Texas 75209

         8.2 LOAN AGREEMENT. This Agreement constitutes a Loan Agreement, and shall not create a partnership, joint venture, or other similar association between any of the parties to this Agreement for federal or state tax purposes or otherwise, and the parties agree to cause whatever elections or returns to be filed which may be necessary to evidence or preserve such status.

         8.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of your heirs, successors, and assigns, including each successive holder or holders of the Note.

         8.4 SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations, and warranties made by the Company and you shall survive the closing and the delivery of this Agreement and the Note.

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         8.5      SEVERABILITY. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including any such part(s), or portion(s) which may, for any reason, be hereafter declared invalid.

         8.6 GOVERNING LAW; VENUE. This Agreement and the Note shall be governed by and be construed in accordance with the laws of the State of Texas. VENUE FOR ANY ARBITRATION AND/OR LEGAL PROCEEDINGS ARISING OUT OF THIS AGREEMENT AND/OR IN CONNECTION WITH THE NOTE SHALL BE EXCLUSIVELY DALLAS COUNTY, TEXAS.

         8.7 CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any provisions hereof.

         SECTION 9.        CONVERSION OF NOTE.

         9.1 RIGHT OF CONVERSION BY NOTEHOLDER. On or after six (6) months after the date of this Agreement, the Noteholder shall have the right to convert the principal of the Note into fully paid and non-assessable shares of the Company's Common Stock at the rate of one (1) share for each $0.10 of debt (principal amount) which is then due and owing by the Company to the Noteholder at the time of such conversion. Such right shall be exercised by the surrender of the Note to the Company at any time during the usual business hours at the office of the Company, accompanied by written notice, executed by the Noteholder of the Note, that the holder elects to convert the Note or any portion thereof and specifying the name or names (with addresses and U.S. Federal Taxpayer Identification Numbers) in which such certificate or certificates for Common Stock are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Noteholder or its duly authorized legal representative and the amount of funds required by the Company for transfer. For convenience, the conversion of all or a portion, as the case may be, of the principal of the Note into the Common Stock of the Company is hereinafter sometimes referred to. as the conversion of the Note. All or a portion of the Note surrendered for conversion shall, when surrendered to the Company, and all interest due thereon is paid, be canceled, and subject to the next succeeding sentence, no Note or Notes shall be issued in lieu thereof. In the case of the Note being converted in part only, upon such conversion the Company shall execute and deliver to the holder thereof a new Note in an aggregate principal amount equal to the unconverted portion of the Note.

         9.1 RIGHT OF CONVERSION BY THE COMPANY. On or after two (2) years after (he date of this Agreement, the Company shall have the right to convert the principal of the Note into fully paid and non-assessable shares of the Company's Common Stock at the rate of one (1) share for each $0.10 of debt (principal amount) which is then due and owing by the Company to the Noteholder at the time of such conversion. Such right shall be exercised by the delivery of

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the Stock to the Noteholder, accompanied by written notice, executed by the
Company, that the Company elects to convert the Note or any portion thereof into Common Stock. For convenience, the conversion of all or a portion, as the case may be, of the principal of the Note into the Common Stock of the Company is hereinafter sometimes referred to as the conversion of the Note. All or a portion of the Note converted shall be canceled, and subject to the next succeeding sentence, no Note or Notes shall be issued in lieu thereof. In the case of the Note being-converted in part only, upon such conversion the Company shall execute and deliver to the holder thereof a new Note in an aggregate principal amount equal to the unconverted portion of the Note.

         9.3 ADJUSTMENTS IN RESPECT OF UNPAID INTEREST. Conversion or adjustment shall be permissible with respect to unpaid interest (interest accrued on the Note, but unpaid by the Company, may be surrendered for conversion).

         9.4 NO ADJUSTMENTS IN RESPECT OF DIVIDENDS. No payment or adjustment shall be made upon any conversion on account of any dividends on the Common Stock issued upon conversion.

         9.5 NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Note. If the conversion of the Note results in a fraction, an amount equal to such fraction multiplied by the conversion price of the Common Stock shall be paid to such Noteholder in cash by the (company.

         9.6 SHARES TO BE RESERVED. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of the Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of the Note. The Company covenants that all shares of Common Stock so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable.

         The Company covenants that, upon conversion of the Note as herein provided, there will be credited to the appropriate Common Stock capital accounts from the consideration for which the shares of Common Stock issuable upon conversion are issued an amount per share of Common Stock so issued, as determined by the Company, which amount shall not be less than the amount required by law and by the Company's certificate of incorporation, as amended, as in effect on the date of such conversion.

         9.7 REGISTRATION OF SHARES. The Company agrees that it shall use its best effort to cause the Common Stock issued upon conversion of the Note to be registered, and the Company shall pay all costs and fees in connection with such registration. However, you understand and agree that such registration may be denied by applicable governmental and regulatory agencies, and consequently, the denial of such registration shall not constitute default by the Company hereunder.

         THE EXECUTION HEREOF BY YOU SHALL CONSTITUTE A CONTRACT BETWEEN YOU AND THE COMPANY FOR THE PURPOSES SET FORTH HEREIN, AND

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THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, AND EACH
EXECUTED COUNTERPART SHALL CONSTITUTE AN ORIGINAL, BUT ALL TOGETHER ONLY ONE AGREEMENT.

                                 COMPANY:

                                 PALWEB CORPORATION,
                                 a Delaware corporation


                                 By:      /s/ Paul A. Kruger
                                          --------------------------------------
                                          Paul A. Kruger, Chairman of the Board


                                 NOTEHOLDER:


                                          /s/ Ralph Curton, Jr.
                                          --------------------------------------
                                          Ralph Curton, Jr.


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                                 EXHIBIT "A"



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                                 PROMISSORY NOTE
                                 ---------------

Date:                                                      December 1, 1999

Maker:                                                     PalWeb Corporation, a Delaware corporation

Maker's Mailing Address:                                   1607 West Commerce Street
                                                           Dallas, Texas 75208

Payee:                                                     Ralph Curton, Jr.

Place for Payment:                                         P.O. Box 7027
                                                           Dallas, Texas 75209

Principal Amount:                                          $500,000.00, or so much of said Principal Amount as
                                                           is advanced from time to time. $S00, 000.00 is the
                                                           maximum amount that may be borrowed by Maker under
                                                           this Note. As of today, Maker has received $25,000.00
                                                           and future advances are contemplated.

Annual Interest Rate on Unpaid Principal from Date:        8.5%

Annual Interest Rate on Matured, Unpaid Amounts:           8.5%

Terms of Payment (Principal and Interest):                 Quarterly payments of accrued interest shall be paid
                                                           on March 1, June 1, September 1, and December 1 of
                                                           each year, with a final payment of all accrued
                                                           interest and the Principal Amount due and payable on
                                                           or before December 1, 2001
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         Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the Principal Amount plus all accrued interest. All unpaid amounts shall be due by the final scheduled payment date.

         On default in the payment of this Note, the unpaid principal balance shall become immediately due at the election of Payee. Maker and each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest. In the event of default in the payment of this Note, the holder hereof may, at any time following default,


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